Exhibit 99.1

news release

---------------AT THE COMPANY---------------
Lynn Afendoulis
Director, Corporate Communications
(616) 365-1502

FOR IMMEDIATE RELEASE
THURSDAY, JANUARY 29, 2015

Herman Miller CEO Brian Walker appointed to UFPI Board of Directors

GRAND RAPIDS, Mich., JANUARY 29, 2015 – Universal Forest Products, Inc. (Nasdaq: UFPI) today announced that Brian Walker, president and chief executive officer of Herman Miller, Inc., was appointed to its Board of Directors, effective immediately. Walker fills a tenth seat on the UFPI board.

Walker was named president and COO of Herman Miller in 2003 and assumed the title of chief executive officer in 2004.  He had earlier served as president of Herman Miller North America (2000), overseeing the company’s core business operations for the U.S., Canada and Mexico, and as executive vice president and chief financial officer for Herman Miller, Inc. (1995), where he developed a strong team of finance professionals and an internationally respected finance organization. He previously held various financial management positions within Herman Miller’s international operations. Before joining Herman Miller, Inc., Walker worked as a CPA for the accounting firm Arthur Andersen.

“Brian’s financial acumen, his global business perspective and his years of strong leadership at Herman Miller provide him with the background and skills we need to lead Universal into the future. He will help us provide strong, knowledgeable guidance to the dynamic companies of Universal Forest Products,” said UFPI Chairman William G. Currie. “We are pleased he has joined our board and we look forward to his contributions to our efforts and our success.”

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Universal Forest Products, Inc.

Brian serves on the Board of Directors for Briggs & Stratton Corporation and The Stephen A. Wynn Institute for Vision Research. He also serves on the board of The Right Place, Inc. of greater Grand Rapids, and has served as president of The Business and Institutional Furniture Manufacturer’s Association (BIFMA) and The Federal Reserve Bank of Detroit.

Walker is a graduate of Michigan State University. He lives in Holland, Mich., with his wife and their three children.

UNIVERSAL FOREST PRODUCTS, INC.

Universal Forest Products, Inc. is a holding company that provides capital, management and administrative resources to subsidiaries that supply wood, wood composite and other products to three robust markets: retail, construction and industrial.  Founded in 1955, the Company is headquartered in Grand Rapids, Mich., with affiliates throughout North America. For more about Universal Forest Products, go to www.ufpi.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the markets we serve, the economy and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, events, or assumptions that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: fluctuations in the price of lumber; adverse or unusual weather conditions; adverse economic conditions in the markets we serve; government regulations, particularly involving environmental and safety regulations; and our ability to make successful business acquisitions. Certain of these risk factors as well as other risk factors and additional information are included in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.

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